Exhibit 4.19
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.

AMENDMENT No.6

to the

A330 NEO PURCHASE AGREEMENT

between

AIRBUS S.A.S.
as “Seller”

and

AZUL FINANCE LLC
As “Buyer”

AMENDMENT No.6 TO THE A330 NEO PURCHASE AGREEMENT
This amendment No.6 (hereinafter referred to as the “Amendment No.6”) is entered into on 19 December 2025, between:
AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”);
and
AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.    The Buyer and the Seller entered into an A330 NEO Purchase Agreement dated October 28, 2022 for the sale by the Seller and the purchase by the Buyer of three (3) A330 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements, and as amended and supplemented from time to time, the “Agreement”);
B.    The Buyer and the Seller entered into an amendment No.1 to the Agreement (the “Amendment N°1”) [***].
C.    The Buyer and the Seller entered into an amendment No.2 to the Agreement (the “Amendment N°2”) [***].
D.    The Buyer and the Seller entered into an amendment No.3 to the Agreement (the “Amendment N°3”) [***].
E.    The Buyer and the Seller entered into an amendment No.4 to the Agreement (the “Amendment N°4”) to [***].
F.    The Buyer and the Seller entered into an amendment No.5 (the “Amendment No.5”) in order to [***].
G.    The Buyer and the Seller now wish to enter into this Amendment No.6 in order to [***].

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
1.DEFINITIONS
1.1Capitalized terms used herein (including the recitals) and not otherwise expressly defined in this Amendment No.6 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment No.6.
A320 Agreement has the meaning defined in Clause 1.1 of the Agreement.
Jade Bacana LLC means a limited liability company formed under the laws of the State of Delaware, USA.
Novated Purchase Agreement has the definition set out in the Step-In Agreement.
Novation Agreement means the purchase agreement novation and amendment deed relating to [***] entered into by the Seller, the Buyer and Jade Bacana LLC on 20 December 2023.
Renovation Agreement means the purchase agreement re-novation deed relating to [***] aircraft entered into by the Seller, the Buyer and Jade Bacana LLC on 20 December 2023.
Step-In Agreement means the step-in agreement entered into by the Buyer, Jade Bacana LLC, Runway Eight Lender LLC and the Seller on 20 December 2023.
2.RESCHEDULING
2.1The Parties hereby agree to modify the Scheduled Delivery Period of [***] (the “Amdt 6 Rescheduled Aircraft”) from their original Scheduled Delivery Period (the “Original Scheduled Delivery Period”) to their revised Scheduled Delivery Period (the “Revised Scheduled Delivery Period”), as set out below (the “Amdt 6 Rescheduling”).

Rank	Original Scheduled Delivery Period	Revised Scheduled Delivery Period
[***]	[***]	[***]

2.2Upon execution of this Amendment No.6, the Buyer shall promptly inform the Propulsion Systems Manufacturer and the BFE suppliers about the Amdt 6 Rescheduling.
[***]
2.3In consideration of the Seller entering into this Amendment No.6, including the Amdt 6 Rescheduling, the Buyer hereby [***]. For the avoidance of doubt, nothing in this Amendment No.6 shall constitute or be deemed to constitute a waiver or release by the Buyer of any rights, remedies, actions or claims it may have in respect of (i) any future or continuing delay occurring after the date hereof, (ii) any failure by the Seller to comply with its obligations as rescheduled pursuant to this Amendment No. 6, or (iii) any other matter not expressly covered by this waiver. Nothing herein or any related negotiations shall be represented, construed or used by the Buyer as an admission of any liability or wrongdoing whatsoever by the Seller.

3.ADDITIONAL A330
3.1The Buyer agrees to purchase and take delivery of [***] A330-900 aircraft from the Seller (the “Additional A330” or “Additional A330 Aircraft”) under the terms and conditions of this Amendment No.6 (and incorporating the relevant provisions of the Agreement).
3.2With effect from the date hereof, unless expressly stipulated otherwise herein or elsewhere, each Additional A330 shall be deemed to be an “Aircraft” within the meaning of the Agreement, unless stated otherwise, all terms and conditions applicable to the Aircraft under the Agreement shall apply to the Additional A330 and all references to “Aircraft” or “A330-900 Aircraft” in the Agreement shall be deemed to include the “Additional A330”.
4.DELIVERY SCHEDULE
4.1The Parties agree that the Exhibit C to the Agreement is hereby deleted in its entirety and replaced by the Exhibit C attached to this Amendment No.6 to incorporate the changes set out in Clause 2 and 3 above.
5.PURCHASE INCENTIVES
5.1The Parties hereby agree to delete the Third Amended and Restated Letter Agreement No.1 in its entirety and replace it by the Fourth Amended and Restated Letter Agreement No.1 attached to this Amendment No.6.
6.PRICE REVISION PROTECTION
6.1The Parties hereby agree to delete the Second Amended and Restated Letter Agreement No.2 in its entirety and replace it by the Third Amended and Restated Letter Agreement No.2 attached to this Amendment No.6.
7.PREDELIVERY PAYMENTS
7.1The Parties hereby agree to delete the Third Amended and Restated Letter Agreement No.3 in its entirety and replace it by the Fourth Amended and Restated Letter Agreement No.3 attached to this Amendment No.6.
7.2[***]
7.3[***]
7.4[***]
7.5[***]
7.6[***]
8.HEAD OF VERSION
8.1[***]
8.2[***]
9.BFE
[***]

9.1[***]
[***]
10.SUPPORT
10.1The Parties hereby agree that the second sentence of Clause 1 of Appendix 3 to the Agreement shall be deleted in its entirety and replaced by the following sentence:
QUOTE
The Customer Support is provided either (i) on a per Aircraft basis, or (ii) on a per fleet basis and represents the total allowances granted for the entire fleet of seven (7) firm Aircraft purchased under this Agreement.
UNQUOTE
10.2The Parties hereby agree that Clause 3.1 of Appendix 3 to the Agreement shall be deleted in its entirety and replaced by the following quoted text:
QUOTE
3.1    SELLER REPRESENTATIVES
The Seller shall provide [***] to the Buyer the services of customer support representatives (each a “Seller Representative”):
[***] continuous person-months.
The Seller will have [***] to start the above Seller Representative [***] of such Seller Representatives.
Except as otherwise agreed between the Parties, the number of such Seller Representatives shall not exceed [***] at any one time.
The above allocation includes the [***] of the Seller Representatives.
Each Seller Representative shall be acting in an advisory capacity only and shall at no time be deemed to be an employee or agent of the Buyer, either directly or indirectly.
UNQUOTE
10.3The Parties hereby agree that Schedule 2 of Appendix 3 to the Agreement shall be deleted in its entirety and replaced by the following quoted text:
QUOTE
SCHEDULE 2

TRAINING ALLOWANCES

[***]
UNQUOTE
10.4The Parties hereby agree that the Customer Support shall be adjusted upon the renovation of [***] to the Agreement.
11.MISCELLANEOUS PROVISIONS
11.1Effect of the Amendment
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment No.6 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment No.6 provided that this Amendment No.6 does not modify the Agreement in respect of any “Aircraft” that are subject to a predelivery payment financing facility, until such time as such aircraft become Aircraft under the Agreement in accordance with this Amendment No.6.
Both Parties agree that this Amendment No.6 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement and this Amendment No.6 have specific provisions that are inconsistent, the specific provisions contained in this Amendment No.6 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment No.6, this Amendment No.6 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
11.2Conditions Precedent: Amendment/Assumption Effective Date
This Amendment No.6, and the terms hereof and the obligations of the Parties hereunder shall be effective upon the first date that each of the following conditions are satisfied (in accordance with the specified timeframes set forth below) (such date, the “Amendment/Assumption Effective Date”):
11.2.1[***]
11.2.2[***]
11.2.3[***]
11.2.4[***]
11.2.5[***]
[***]
11.3Bankruptcy Terms and Conditions:
(a)[***]

(b)[***]
(c)[***]
11.4Representations
Each Party hereby represents and warrants to each other Party that as of the Amendment/Assumption Effective Date:
(a)the entering into of this Amendment No.6 and compliance with all of the provisions hereof applicable to it: (A) are within its corporate powers; (B) have been duly authorized by proper corporate action on its part; and (C) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under its charter documents or any indenture or other agreement or instrument to which it is a party or by which it may be bound;
(b)this Amendment No.6 constitutes its legal, valid and binding obligation, contract and agreement enforceable against it in accordance with its terms and that it has the right and power to perform the terms hereof and the transactions contemplated hereby; and
(c)by executing this Amendment No.6, the undersigned signor for such Party has full authority to bind such Party to the terms of this Amendment No.6.
11.5CONFIDENTIALITY
The provisions of clause 14 of the Agreement shall apply to this Amendment No.6 as if set out in full herein mutatis mutandis.
11.6LAW AND JURISDICTION
Clauses 15.1 and 15.2 of the Purchase Agreement shall apply to this Amendment No.6 as if set out in full herein mutatis mutandis, provided that, during the pendency of the Buyer’s Chapter 11 Cases and prior to the confirmation of a plan of reorganization in such cases, such disputes shall be subject to the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York.
11.7CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
The Parties do not intend that any term of this Amendment No.6 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment No.6.
11.8SEVERABILITY
In the event that any provision of this Amendment No.6 should for any reason be held ineffective, the remainder of this Amendment No.6 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment No.6 prohibited or unenforceable in any respect.
11.9COUNTERPARTS

This Amendment No.6 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment No.6 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment No.6 or other related document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment No.6 or such document. The Parties hereto acknowledge and agree that this Amendment No.6 may be executed electronically by the Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
11.10ASSIGNMENT
Notwithstanding any other provision of this Amendment No.6, this Amendment No.6 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
Clauses 13 (Notices) and 16.5 (Waiver) of the Agreement shall be incorporated by reference into this Amendment No.6 as if the same were set out in full herein mutatis mutandis.

IN WITNESS WHEREOF this Amendment No.6 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC /s/ Raphael Linares Felippe Name: Raphael Linares Felippe Title: Director	Agreed and accepted For and on behalf of AIRBUS S.A.S. /s/ Paul Meijers Name: Paul Meijers Title: EVP, Commercial Transactions

In the presence of the following two (2) witnesses:

Witness: /s/ Mario Luca Convertino Name: Mario Luca Convertino ID: [***]	Witness: /s/ Andre Prebianchi Name: Andre Prebianchi ID: [***]

AZUL LINHAS AEREAS BRASILEIRAS S.A. (“Azul Linhas”) hereby consents to the amendments to the Agreement contained herein and acknowledges that the Guarantee and Indemnity dated October 28, 2022 (as amended and supplemented from time to time) (the “Guarantee and Indemnity”) from Awl Linhas in favour of the Seller remains in full force and effect notwithstanding such amendments and that the terms and conditions of the Guarantee and Indemnity shall be deemed to apply in respect of this Amendment No.6.
Azul Linhas Aereas Brasileiras S.A.

/s/ Raphael Linares Felippe
Name: Raphael Linares Felippe
Title: Attorney-in-fact

EXHIBIT C

DELIVERY SCHEDULE

Aircraft rank	Aircraft type	Scheduled Delivery Period	Aircraft Batch
[***]	[***]	[***]	[***]

[***]
In respect of each Scheduled Delivery Period, the Seller shall notify to the Buyer:
1)    [***]
2)    [***]
The Parties agree that this Delivery Schedule may be amended and replaced from time to time by notice of the Seller to the Buyer [***].
Following notification of the applicable delivery month by the Seller as set out above, the Scheduled Delivery Period may be referred to as the “Scheduled Delivery Month” in any notices or documents provided by the Seller to the Buyer in connection with this Agreement.